Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Megan Meloni
Investor Relations
(650) 940-6253

CATALYTICA ENERGY SYSTEMS ANNOUNCES RESTRUCTURING PLANS TO
STREAMLINE OPERATIONS AND REDUCE COSTS

Actions Aimed at Reducing Cash Consumption and

Enhancing the Company’s Ability to Capitalize on Longer-Term Growth Opportunities

GILBERT, Ariz. (September 1, 2005) – Catalytica Energy Systems, Inc. (NASDAQ: CESI), a provider of innovative emissions solutions for the power generation and transportation industries, today announced plans to restructure its operations and reallocate resources with an emphasis on improving financial performance and extending its reserves of cash, cash equivalents and short-term investments (collectively referred to as “cash”) to better position the Company to achieve its long-term commercial goals and growth objectives.  In this regard, Catalytica Energy Systems expects to take actions over the next several months which are designed to reduce its cash consumption by discontinuing certain business activities, reducing its workforce, and exploring opportunities to realize increased value from its diverse asset and technology base.

In connection with these planned restructuring activities, the Company anticipates cash savings from ongoing operations of approximately $800,000 per quarter beginning in the first quarter of 2006, with the goal of further reducing its average net cash consumption from operating activities from about $3.3 million per quarter today, to approximately half that amount by the third quarter of 2006.

As part of the planned restructuring initiatives, Catalytica Energy Systems has elected to discontinue development of its XononD™ retrofit solution for in-service diesel vehicles upon completion of any associated contractual commitments.  This decision results from a reevaluation of the Company’s diesel retrofit business strategy in light of previously announced product verification delays and an internal shift in product development priorities.  While the Company continues to believe that the technical issues associated with third-party components in recent field demonstrations are resolvable, this decision was driven by the resulting commercial delays and incremental costs that the Company estimated would be required to optimize the product configuration, combined with the limited timeframe available to take advantage of this market.

Catalytica Energy Systems also expects to continue to evaluate its other research and development activities, product and service offerings and associated market opportunities, and may consider alternatives such as exiting or selling any non-performing businesses as well as exploring opportunities to license certain technologies and other strategic transactions that the Company believes could positively impact shareholder value.

In executing its plan to restructure, Catalytica Energy Systems expects to reduce its workforce by 16 employees, or 22% of its full-time staff, during the month of September.  These initial headcount reductions are likely to be followed by additional reductions over the next six to nine months.  Catalytica Energy Systems plans to carefully target staff reductions to maintain focus in an effort to minimize any impact on its product development activities associated with the diesel OEM market, which the Company believes is its most promising longer-term commercial opportunity.  Furthermore, Catalytica Energy Systems does not anticipate any workforce reductions within its SCR-Tech subsidiary to help position the business to capitalize on the expected emerging opportunities and potential growth prospects for SCR catalyst and management services.

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Rob Zack, interim president and CEO of Catalytica Energy Systems, stated, “Today’s announcement follows a thorough and careful review of our business, and is in line with our ongoing commitment to balance successful execution on our long-term business goals with prudent capital management.  These initiatives support our corporate objective of building value for our shareholders by enhancing our ability to capitalize on the growth prospects we anticipate for the Company, particularly with respect to our SCR-Tech business and the emissions reduction solutions we are developing for new, over-the-road medium and heavy-duty diesel engine applications.  While these decisions are never easy, especially when layoffs result, we believe we are taking the appropriate steps to preserve the capital we believe is necessary to advance our commercial goals and growth objectives, create value for our shareholders, and achieve a self-sustaining business.”

The Company expects that the actions announced today will result in restructuring charges of approximately $1.4 million to be recognized in 2005, $300,000 of which is non-cash.  Beyond these initial charges, the Company anticipates that there may be additional future costs relating to the continued evaluation of its ongoing business activities and its goal of further reducing cash consumption.  Despite the restructuring charges and the potential for additional future costs, Catalytica Energy Systems continues to expect total cash consumption in fiscal 2005 to be in the range of $12.5 million to $14.0 million, excluding a net $725,000 SCR-Tech acquisition-related payment due in the third quarter. To date, Catalytica Energy Systems has withheld this payment pending an evaluation of certain matters in connection with its acquisition of SCR-Tech.

Zack continued, “The actions we are taking reflect our strategy of rationalizing our ongoing operations and R&D activities to focus on core markets that we believe offer the greatest return on investment.   Our goal is to further transform Catalytica Energy Systems from a technology-focused R&D organization to a customer-focused commercial business.  Accordingly, our business strategy and future direction for the Company is being reformulated with a primary focus on strengthening and expanding our strategic relationships and driving the business commercially all the while emphasizing timely execution, value creation, and sustainability.  By narrowing the scope of our operations and technology development efforts, we intend to gain focus and efficiency aimed at accelerating our commercial activities and growing our revenue base.  We also expect to continue evaluating strategic transactions that we believe could further enhance shareholder value.”

Catalytica Energy Systems is a leading provider of innovative products and services to meet the rapidly growing demand for emissions control solutions in the power generation and transportation industries.  Through its SCR-Tech subsidiary (www.SCR-Tech.com), the Company offers a variety of services for coal-fired power plants using selective catalytic reduction (SCR) systems to reduce nitrogen oxides (NOx) emissions.  These services include SCR catalyst cleaning and regeneration, as well as SCR system management and consulting services to optimize efficiency and reduce overall operating and maintenance costs.  Catalytica Energy Systems’ other business activities include the design, development and manufacture of advanced products based on its proprietary catalyst and fuel processing technologies to offer cost-effective solutions for reducing NOx emissions from diesel engines and natural gas-fired turbines.  The Company’s Xonon® Diesel Fuel Processing technology is designed to facilitate significant NOx reduction from mobile, stationary, and off-road diesel engines by improving the performance of NOx adsorber catalyst systems. Catalytica Energy Systems’ commercially available Xonon Cool Combustion® system offers a breakthrough pollution prevention approach for gas turbines to achieve ultra-low emissions power generation through a proprietary catalytic combustion process.  Other activities include the development of fuel processing systems for fuel cell applications in stationary, auxiliary, and back-up power applications.  Find Catalytica Energy Systems on the Worldwide Web at www.CatalyticaEnergy.com.

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This news release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended, and subject to the safe harbors created therein.  These statements include, but are not limited to, those regarding the Company’s plans to restructure its operations and reallocate resources with an emphasis on improving financial performance and extending its cash reserves; its ability to better position the Company to achieve its long-term commercial goals and growth objectives; the Company’s plans to discontinue development of its XononD retrofit solution, reduce its workforce and increase the value of its asset and technology base and the associated timing; the amount of headcount reductions and associated timing of such reductions; the anticipated savings resulting from the Company’s restructuring activities and the associated timing of such savings; the anticipated reduction in cash consumption and the associated timing of such reductions; the Company’s expectations to continue to evaluate its other research and development activities, product and service offerings, and associated market opportunities; the Company’s plans, intentions and ability to carefully target staff reductions and the effect of such plans and intentions on its SCR-Tech business and its research and development activities associated with the diesel OEM market simultaneous; the Company’s beliefs and expectations regarding the longer-term opportunities for the diesel OEM market; the Company’s expectations regarding the lack of headcount reductions within its SCR-Tech subsidiary; and the intended effects of such plans; the Company’s beliefs and expectations regarding the opportunities and potential growth prospects for SCR catalyst and management services; the potential for exiting or selling certain businesses and/or exploring opportunities to license certain technologies and other strategic transactions to positively impact shareholder value; the Company’s ability to continue balancing successful execution on long-term business goals with prudent capital management; the Company’s ability to capitalize on anticipated growth prospects, build shareholder value, and achieve a self-sustaining business; the Company’s beliefs and expectations concerning the amount of savings it could achieve and the amount and timing of, restructuring charges it may incur; the Company’s financial projections, including those relating to total cash consumption; the Company’s ability to achieve its goal of reducing its average quarterly net cash consumption from operating activities from about $3.3 million today to approximately half that amount by the third quarter of 2006; the timing and effect of withholding SCR-Tech acquisition-related payments and the outcome of any evaluation of certain matters in connection with its acquisition of SCR-Tech; the Company’s ability to further transform the Company from a technology-focused R&D organization to a customer-focused commercial business; its ability to strengthen and expand its strategic relationships and achieve timely execution, value creation, and sustainability; the Company’s intentions and ability to gain focus and efficiency, accelerate its commercial activities and grow its revenue base; and the Company’s intentions to continue to evaluate strategic transactions. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those expressed in the forward-looking statements.  These risks and uncertainties include, among others; the risks associated with the ability to effect the discontinuation of the Company’s XononD retrofit solution business and the associated headcount reductions on a timely basis, the risks associated with the development, generally, of the Company’s overall strategic objectives; the ability of the Company to meet and achieve the benefits of its cost-consumption reduction goals; the risk that the Company’s cost-consumption reduction goals may impair its ability to develop products, remain competitive and operate effectively; possible fluctuations in economic conditions affecting the markets for the Company’s products and services; the risk that a market may not develop or be maintained for the Company’s products and services; that there may be unanticipated technical, commercial or other setbacks related to the Company’s emissions reduction solutions for diesel engines that could result in termination of one or more of its product development efforts; that there may be unanticipated events that could impact the Company’s ability to manage the SCR-Tech business; difficulties or delays in strengthening SCR-Tech’s sales and marketing activities or in executing SCR-Tech’s business strategy; changes in the environmental requirements relating to NOx emissions; that marketing, project development and installation timelines and regulatory review outcomes are uncertain; that the Company may be unable to maintain current or develop future strategic relationships for its products and services, including with OEMs, other strategic partners, and utility customers; that any decision on the part of an OEM or other strategic partner not to pursue development or commercialization of its products could negatively adversely impact our business or results of operations; and the other risks set forth in the Company’s most recently filed Forms 10-K and 10-Q filed with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements to reflect new information, events, or circumstances occurring after the date of this release.

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